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SUBSIDIARIES OF FRESH DEL MONTE PRODUCE INC.                        EXHIBIT 8.1
AS OF 03/02/01
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COMPANY NAME                                            PLACE/DATE OF INCORPORATION
------------                                            ---------------------------
Agricola Francal S.A.                                Costa Rica                 5/30/75

Agricola Las Brenas Alabre S.A.                      Costa Rica

Agricola UAC Limitada                                Chile                      9/10/84

Agricola Villa Alegre Limitada                       Chile                     06/26/86

Alcantara Shipping Corporation                       Cayman Islands            05/12/00

Alcazar Shipping Corporation                         Cayman Islands            11/16/99

Algeciras Shipping Corporation                       Cayman Islands            11/16/99

Alhambra Shipping Corporation                        Cayman Islands            01/12/98

Alicante Shipping Corporation                        Cayman Islands            11/16/99

Almeria Shipping Corporation                         Cayman Islands            12/29/95

Alquds Limited N.V.                                  Netherlands Antilles      03/10/89

Andalucia Shipping Corporation                       Cayman Islands            10/11/91

Bananera Maya, Sociedad Anonima                      Guatemala                  4/17/89

Bandebras - Bananas do Brasil Ltda.                  Brazil                    03/20/00

Cadiz Shipping Corporation                           Cayman Islands            11/16/99

Cartorama, S.A.                                      Ecuador                       1992

Choice Farms, Inc.                                   Delaware                  11/14/91

Claverton Limited                                    Hong Kong                 11/10/89

Comercializadora Agricola
Guatemalteca S.A. (Comaguasa)                        Guatemala                 04/23/91

Comercializadora Internacional Consultoria
y  Servicios Bananeros S.A. -
(Conserba or C.I. Conserba)                          Colombia                  12/15/92

Compania Agricola Diversificada,
S.A. (Coagro)                                        Guatemala                 8/28/90

Compania de Desarrollo Bananero de
Guatemala, S.A. (Bandegua)                           Guatemala                12/04/72

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
Compania de Desarrollo Bananero del
Ecuador S.A. (Bandecua)                              Ecuador                    11/28/78

Compania Industrial Corrugadora
Guatemala, S.A. (Corrugadora)                        Guatemala                  02/13/67

Cordoba Shipping Corporation                         Cayman Islands              01/26/93

Corporacion de Desarrollo
Agricola Del Monte S.A.                              Costa Rica                 11/18/67

Davao Agricultural Ventures
Corporation (Davco)                                  Philippines                6/26/81

Del Fresh Co., Ltd.                                  Japan                      01/25/95

Del Monte B.V.I. Limited                             British Virgin             10/05/89

Del Monte Fresh Fruit
Company Ltd. (Japan)                                 Japan                      10/28/88

Del Monte Fresh Fruit Far East B.V.                  Netherlands                10/15/90

Del Monte Fresh Organics Brasil Ltda.                Brazil                     12/19/00

Del Monte Fresh Produce Acquisition
(Chile) Corp.                                        Cayman Islands             08/10/98

Del Monte Fresh Produce
(Argentina) S.R.L.                                   Argentina                  06/25/98

Del Monte Fresh Produce (Asia-Pacific)
Limited                                              Hong Kong                  07/07/89

Del Monte Fresh Produce B.V.                         Netherlands                09/13/89

Del Monte Fresh Produce (Belgium) N.V.               Belgium                    05/22/90

Del Monte Fresh Produce Brasil Ltda.                 Brazil                     05/27/93

Del Monte Fresh Produce (Cameroon) SARL              Cameroon                   02/23/88

Del Monte Fresh Produce (Chile) S.A.                 Chile                      06/20/83

Del Monte Fresh Produce Company                      Delaware                   12/13/85

Del Monte Fresh Produce (Florida) Inc.               Florida                    12/13/96

Del Monte Fresh Produce (Hawaii) Inc.                Delaware                   10/12/89

Del Monte Fresh Produce (HK) Limited                 Hong Kong                  04/02/97

Del Monte Fresh Produce (Holland) B.V.               Netherlands                03/01/51

Del Monte Fresh Produce Inc.                         California                 02/04/27

Del Monte Fresh Produce International Inc            Liberia                    04/17/89

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

Del Monte Fresh Produce Investment
(Chile) Corp.                                        Cayman Islands             08/10/98

Del Monte Fresh Produce (Korea) Ltd.                 Korea                      10/16/99

Del Monte Fresh Produce (Mexico)
S.A. de C.V.                                         Mexico                     08/16/93

Del Monte Fresh Produce
Middle East) Corp.                                   Cayman Islands             11/19/98

Del Monte Fresh Produce N.A., Inc.                   Florida                    12/15/52

Del Monte Fresh Produce (New Zealand)
Limited                                              New Zealand                03/24/99

Del Monte Fresh Produce (Panama) S.A.                Panama                     01/29/98

Del Monte Fresh Produce (Peru) S.A.                  Peru                       03/23/99

Del Monte Fresh Produce
(Philippines), Inc.                                  Philippines                10/17/89

Del Monte Fresh Produce
(South Africa) (Pty) Ltd.                            South Africa               02/24/98

Del Monte Fresh Produce (Southeast) Inc.             Delaware                   08/07/98

Del Monte Fresh Produce (Southwest) Inc.             Arizona                    11/17/92

Del Monte Fresh Produce (Spain) S.A.                 Spain                      09/18/00

Del Monte Fresh Produce (UK) Ltd.                    England                    08/23/89

Del Monte Fresh Produce (Uruguay) S.A.               Uruguay                    06/25/82

Del Monte Fresh Produce
(West Coast), Inc.                                   Delaware                   03/08/89

Del Monte Fresh Trade Company
Brasil Ltda.                                         Brazil                     12/04/00

Del Monte Grupo Comercial S.A. de C.V.               Mexico                     11/16/93

DMFP Investment (Uruguay) Corp.                      Cayman Islands             09/14/98

DMFP (NZ) Limited                                    New Zealand                09/14/99

El Genizaro S.A.                                     Costa Rica                 02/11/75

Envases Industriales de
Costa Rica S.A. (Envaco)                             Costa Rica                 10/25/60

Expocenter, S.A.                                     Uruguay                    09/09/90

Exportaciones Prococo, S.A.                          Costa Rica                 05/12/89

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

FDM Holdings Limited                                 Cayman Islands             08/29/96

Fresh Del Monte Japan Company Ltd.                   Japan                      11/28/97

Fresh Del Monte Produce (Canada), Inc.               Delaware                   09/15/97

Fresh Del Monte Produce Inc.                         Cayman Islands             08/29/96

Fresh Del Monte Produce N.V.                         Netherlands Antilles       10/7/92

Fresh Del Monte Ship Holdings Ltd.                   Cayman Islands             09/03/98

Frigorifico Coquimbo S.A.                            Chile                      05/08/84

Fruitrading Company Limited                          Liberia                    01/05/99

Fruits.com, Inc.                                     Florida                    8/17/00

Frutas de Parrita S.A.                               Costa Rica                 07/29/86

Fundacion Fruitcola Ltda.                            Chile                      11/05/92

Giralda Shipping Corporation                         Cayman Islands             05/12/00

Global Reefer Carriers, Ltd.                         Liberia                    06/21/93

Granada Shipping Corporation                         Cayman Islands             10/11/91

Hacienda Filadelfia S.A.                             Costa Rica                 05/04/65

Horn-Linie GmbH                                      Germany

Interfrucht Beteiligungsgesellschaft mbH             Germany                    03/10/92

Interfruit Brasil S.A. - (IBSA)                      Brazil                     03/17/92

International Produce Trading Ltd.                   Liberia                    10/02/92

Internationale Fruchtimport
Gesellschaft Weichert & Co.                          Germany                    01/31/52

Key Airways, Inc.                                    Delaware                   06/10/99

Key Travel Services, Inc.                            Cayman Islands             06/11/98

Malaga Shipping Corporation                          Cayman Islands             07/16/97

Marbur Management Inc.                               Panama                     01/07/86

MedinaShipping Corporation                           Cayman Islands             11/20/98

Melones de Costa Rica S.A.                           Costa Rica                 06/18/87

Melones del Pacifico S.A.                            Costa Rica                 07/19/88

National Poultry PLC                                 Jordan                     02/19/94
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
Network Shipping Ltd.                                Bermuda                    04/05/90

Neveka B.V.                                          Netherlands                03/15/55

Pluto Shipping Corporation                           Liberia                    12/12/75

Portuaria de Amatique, S.A. (Portama)                Guatemala                  08/28/90

Productora y Exportadora de
Guatemala S.A.  (Prexa)                              Guatemala                  04/23/91

Productos Especiales de Mexico,
S.A. de C.V.                                         Mexico                     04/01/93

Segovia Shipping Corporation                         Cayman Islands             11/16/99

Servicios Logisticos del
Carmen, S.A. (Seldeca)                               Costa Rica                 10/25/94

Sevilla Shipping Corporation                         Cayman Islands             03/09/93

Sidonia Shipping Corporation                         Cayman Islands             09/28/00

Sociedad Agricola La Capilla Limitada                Chile                      06/11/86

Superstores B.V.                                     Netherlands                01/09/73

Toledo Shipping Corporation                          Cayman Islands             03/09/93

Tricont Carriers, Ltd.                               Cayman Islands             02/23/88

United Investment Company
Inmobiliaria S.A. ("UIC")                            Chile                      01/18/84

United Plastic Corporation S.A.                      Chile                      06/26/86

UTC Inmobiliaria S.A.                                Chile                      07/02/96

Vanfruit B.V.                                        Netherlands                06/17/74

Vega Fruit B.V.                                      Netherlands                12/03/97

Vega Marketing Holland (VmH) B.V.                    Netherlands                12/21/90

Wafer Limited                                        Gibraltar                  06/09/89

Westeuropa-Amerika-Linien GmbH ("WAL")               Germany                    03/17/52

Worldwide Recruiters, Inc.                           Florida                    04/27/00

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